
WELLS FARGO

Q3 2022 Earnings Call

RGC Resources

August 11, 2022

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; delay in completion of MVP; increase in cost to complete MVP, including increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K and, if applicable, Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. Furthermore, COVID-19 and its variants have the potential to generate significant economic uncertainty for the foreseeable future.

Underlying net income and earnings per share, as reflected in this presentation, is a non-GAAP measure that excludes the after-tax impairment charge related to RGC Midstream, LLC's investment in the Mountain Valley Pipeline, LLC to enhance the comparability of financial results between periods. Management considers this non-GAAP measure to provide useful information to both management and investors for purpose of such comparability and in evaluating operating performance, but it should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for, or superior to, GAAP results.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2022 Outlook
- Questions



Customer Growth

- 62,400 total customers





- 5.6 miles main
- 537 services

Q3 Gas Volumes



DTH Delivered
Q3 2022
Q3 2021
1,200
1,000
800
600
400
200
-
Thousands
Residential
Commercial
Industrial

2022 vs 2021

Total Volumes	**11%**
Commercial & Industrial Volumes	**18%**

YTD Gas Volumes


DTH Delivered
YTD 2022
YTD 2021
Thousands
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

2022 vs 2021

Total Volumes	3%
Residential	(5%)
Commercial & Industrial	8%
Heating Degree Days	(6%)

Consolidated Financial Results

For the periods ended June 30,

(Presented in thousands, except per share data)

	Third Quarter		Year to Date		Twelve Months Ended	
	2022	2021	2022	2021	2022	2021
Operating revenues	$ 17,260	$ 14,049	$ 70,053	$ 61,820	$ 83,408	$ 71,600
Operating expenses	15,620	12,507	55,591	47,596	68,391	58,276
Operating income	1,640	1,542	14,462	14,224	15,017	13,324
Equity in earnings of unconsolidated affiliate	-	134	72	1,487	253	2,813
Impairment of unconsolidated affiliates	-	-	(39,822)	-	(39,822)	-
Other income, net	222	130	888	747	1,052	856
Interest expense	1,102	1,000	3,311	3,028	4,335	4,017
Income (loss) before income taxes	760	806	(27,711)	13,430	(27,835)	12,976
Income tax expense (benefit)	167	195	(7,394)	3,328	(7,518)	3,204
Net income (loss)	$ 593	$ 611	$ (20,317)	$ 10,102	$ (20,317)	$ 9,772
Basic earnings (loss) per share	$ 0.06	$ 0.07	$ (2.29)	$ 1.23	$ (2.32)	$ 1.19
Diluted earnings (loss) per share	$ 0.06	$ 0.07	$ (2.29)	$ 1.23	$ (2.32)	$ 1.19

Consolidated Underlying Financial Results

For the periods ended June 30,

(Presented in thousands, except per share data)

	Three Months Ended				Nine Months Ended				Twelve Months Ended			
	2022		2021		2022		2021		2022		2021	
Consolidated Net Income/(Loss)	$	593	$	611	$	(20,317)		10,102	$	(20,317)		9,772
Non-cash Impairment, Net		-		-		29,572		-		29,572		-
Underlying Net Income	$	593	$	611	$	9,255	$	10,102	$	9,255	$	9,772
Increase (Decrease)			$	*(18)*			$	*(847)*			$	*(517)*
				-3.0%				*-8.4%*				*-5.3%*
Underlying Earnings Per Share	$	0.06	$	0.07	$	1.04	$	1.23	$	1.06	$	1.19

Roanoke Gas YTD CapEx


$18.5
$16.5
$14.5
$12.5
$10.5
$8.5
$6.5
$4.5
$2.5
$0.5
Millions
YTD Q3 2022
YTD Q3 2021


Other Capital $3.0
SAVE Rider $5.6
Customer Growth & System Expansion $8.8

$2.5 million or
16.5% increase

2022 Outlook

- RNG
- Capital
- MVP
- Earnings



ISOMETRIC VIEW OF THE
DIGESTER GAS CONDITIONING SYSTEM
ALUMINUM LADDER
WORK PLATFORM POWDER COATED CARBON STEEL GALVANIZED STEEL GRATING
MEMBRANE TOWER
CHILLER
ALUMINUM LADDER
OIL HEAT EXCHANGER
ELECTRICAL ROOM

Roanoke Gas RNG Facility

- RAC application submitted
  - $7.7 million rate base; 100bp ROE adder
  - Proposed cost to residential customers: $0.04/month
- Emissions reduction: 13,700 metric tons
- Additional supply: up to 500dth/day

Note: All amounts on this slide estimated or recommended in application

2022 Capital


16%
38%
46%

SAVE Infrastructure Rider	$ 8.9
Customer Growth & System Expansion	10.8
Utility Maintenance	3.9
Total	$23.6

Mountain Valley PIPELINE



- Project over 94% complete
- Operator Guidance
  - $6.6 billion budget
  - Second-half 2023 in-service

Earnings Per Share Analysis



$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$1.08
$0.15
$0.93
$1.30
$0.29
$1.01
$1.22
$1.21
$1.02
$0.96
2019 Actual
2020 Actual
2021 Actual
2022 Forecast Underlying
Implied Dividend Payout Ratio:
76.5%
81.3%
EPS (net Midstream)
Midstream EPS
Range

RGC Resources™